EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Global Power Equipment Group Inc.

Irving, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-169613 and No. 333-169614) of Global Power Equipment Group Inc. of our reports dated March 14, 2012, relating to the consolidated financial statements and financial statement schedule and the effectiveness of Global Power Equipment Groups Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
BDO USA, LLP

BDO USA, LLP

Dallas, Texas

March 14, 2012